Exhibit 21.1

                              List of Subsidiaries

      MEMS USA, Inc. has the following subsidiaries:

                                                            Percentage Ownership
                        Name                                  Held by MEMS USA
                        ----                                  ----------------

      MEMS USA, Inc. a California corporation                      100.0%
      Bott Equipment Company, Inc., a Texas corporation            100.0%
      Gulfgate Equipment, Inc., a Texas corporation                100.0%
      Can-An Ethanol One, Inc.,
        a British Columbia corporation                              49.3%